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Exhibit 4.2

                     NATIONAL MANAGEMENT CONSULTANT'S, INC.
                              150 Broad Hollow Road
                               Mellville, NY 11747

                                  March 3, 2003

Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY 11530

Gentleman:

         As compensation for legal consulting services rendered and to be rendered by you from time to time, we confirm our agreement to issue to you an aggregate of 25,000 shares of our common stock, $.0001 par value, as follows:

         Joel C. Schneider          12,500
         Herbert H. Sommer          12,500

         These shares will be issued to you upon the effective date of a Form S-8 Registration Statement and the delivery to you of the documents constituting the S-8 prospectus. Delivery of documents which we filed with the United States Securities Exchange Commission will be by reference to such documents on the SEC's Edgar System, to which you have ready access and to which you consent. The shares will be delivered in certificated form, free and clear of any restrictions on sale by you.

         We confirm that our board of directors have duly approved the issuance of shares to you and that the above shares are issued as compensation for your advice on matters of general corporate law, non-financial transactions, employment agreements and related matters, which will provided by you upon our reasonable request. This compensation shall be in addition to any other arrangement we make with you for specific tasks.

         Please confirm that this correctly sets forth our understanding relating to this compensation plan by signing below.


                                    NATIONAL MANAGEMENT
                                    CONSULTANTS, INC.



                                    By: ____________________________
                                        Steven A. Horowitz, President
Accepted:


-----------------------------               --------------------------------
Herbert H. Sommer, Partner                  Joel C. Schneider, Partner



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